UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 30, 2018

UFP Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification Number)

100 Hale Street, Newburyport, MA - USA	01950-3504
(Address of Principal Executive Offices)	(Zip Code)
978-352-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

UFP Technologies, Inc. (“UFP” or the “Company”) entered into the following agreements in connection with the completion of its acquisition of Dielectrics, Inc., a Massachusetts corporation (“Dielectrics”):

Stock Purchase Agreement

On February 1, 2018, pursuant to the terms of a Stock Purchase Agreement, dated as of January 30, 2018 (the “Purchase Agreement”), by and among Eric C. Stahl, Gertrude E. Epstein, Marcia L. Rosen, Eric C. Stahl Children’s Trust, Gertrude S. Epstein Children’s Trust, Marcia L. Rosen Children’s Trust, Stahl Children’s Trust, u/d/t December 31, 1993 f/b/o Eric S. Stahl, Stahl Children’s Trust u/d/t December 31, 1993 f/b/o Gertrude Epstein, Stahl Children’s Trust u/d/t December 31, 1993 f/b/o Marcia L. Rosen (collectively, along with the named beneficiaries of each trust, the “Sellers”), Dielectrics and the Company, the Company purchased from the Sellers all of the issued and outstanding shares of common stock of Dielectrics for an aggregate purchase price of $60 million in cash.  The purchase price is subject to adjustment based upon Dielectrics’ working capital at closing.  A portion of the purchase price is being held in escrow to indemnify the Company against certain claims, losses and liabilities, as well as to provide for liquidated damages in the event that the Sellers’ representative fails to deliver to the Company certain audited financial statements of Dielectrics for pre-closing periods.  The Purchase Agreement contains customary representations, warranties and covenants customary for transactions of this type.

Goodwill Agreement

On January 30, 2018, in connection with its entry into the Purchase Agreement, the Company also entered into an Agreement for the Purchase and Sale of Personal Goodwill (the “Goodwill Agreement”) with Eric C. Stahl (“Stahl”), the chairman and chief executive officer of Dielectrics, in his individual capacity.  Pursuant to the terms of the Goodwill Agreement, on February 1, 2018, the Company purchased from Stahl his personal goodwill, including business relationships, trade secrets and knowledge in connection with Dielectrics’ business, for a purchase price of $20 million in cash.  Pursuant to the terms of the Goodwill Agreement, Stahl agreed to certain non-competition and non-solicitation restrictions for a period of five years, and Stahl agreed to provide certain consulting services to the Company, to assist with the transfer of his personal goodwill, for a period of one year.

Amended and Restated Credit Agreement

On February 1, 2018, the Company, as the borrower, entered into an unsecured $70 million Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and Bank of America, N.A., in its capacity as the initial lender, Administrative Agent, Swingline Lender and L/C Issuer, and certain other lenders from time to time party thereto. The Amended and Restated Credit Agreement amends and restates the Company’s prior credit agreement, originally dated as of December 2, 2013.

The credit facilities under the Amended and Restated Credit Agreement consist of a $20 million unsecured term loan to UFP and an unsecured revolving credit facility, under which the Company may borrow up to $50 million.  The Amended and Restated Credit Facilities mature on February 1, 2023.  The proceeds of the Amended and Restated Credit Agreement may be used for general corporate purposes, including funding the acquisition of Dielectrics, as well as certain other permitted acquisitions.  Included in the Amended and Restated Credit Facilities is approximately $0.6 million in standby letters of credit drawable as a financial guarantee on worker’s compensation insurance policies.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Subsidiary Guarantors.

The Amended and Restated Credit Facilities call for interest of LIBOR plus a margin that ranges from 1.0% to 1.5% or, at the discretion of the Company, the bank’s prime rate less a margin that ranges from .25% to zero. In both cases the applicable margin is dependent upon Company performance.  Under the Amended and Restated Credit Agreement, the Company is subject to a minimum fixed-charge coverage financial covenant as well as a maximum total funded debt to EBITDA financial covenant.  The Amended and Restated Credit Agreement contains other covenants customary for transactions of this type, including restrictions on certain payments, permitted indebtedness and permitted investments.  As of the date of this report, the Company had approximately $56 million in borrowings outstanding under the Amended and Restated Credit Facilities, which were used as partial consideration for the Dielectrics acquisition.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Purchase Agreement and the Goodwill Agreement, as set forth in Item 1.01 of this Form 8-K, is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Agreement, as set forth in Item 1.01 of this Form 8-K, is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Dielectrics designs, engineers, researches, develops, manufactures, sells and distributes various products using  welding, thermal forming and adhesive bonding in various markets including the medical, industrial, sports and leisure markets.  Excluding transaction costs, the Company paid an estimated amount of $77.2 million in the aggregate in connection with the acquisition of Dielectrics (which includes payments of $60 million and $20 million in connection with the Purchase Agreement and the Goodwill Agreement, respectively, net of an estimated $2.8 million in cash assumed by the Company in its purchase of Dielectrics). The aggregate estimated purchase price is approximately 8 1/2 times Dielectrics’ 2017 preliminary adjusted net income before interest, taxes, depreciation and amortization (adjusted EBITDA) for the 12 month period ended December 31, 2017. The Company defines Dielectrics’ preliminary adjusted EBITDA, which is a non-GAAP financial measure, as adjusted net income plus net interest expense, income taxes, and depreciation and amortization expense.  The Company defines Dielectrics’ adjusted net-income as net income, plus owners’ excess compensation.

The multiple described above for the 12 month period ending December 31, 2017 is based upon amounts provided by Dielectrics to the Company and is an estimate only and represents the most current information made available to the Company by Dielectrics as of the date of this report. Therefore, it is possible that Dielectrics’ actual preliminary adjusted EBITDA for such period may differ materially from this estimate as the Sellers’ representative makes final adjustments and considers other developments which may arise between now and the time the Company and Dielectrics finalize financial results for such period. In addition, Dielectrics’ estimated preliminary adjusted EBITDA for such period is not necessarily indicative of the results to be achieved for any future period. Accordingly, you should not place undue reliance on this preliminary estimate. Dielectrics’ preliminary adjusted EBITDA should be read together with the consolidated financial statements and related notes that will be filed and incorporated by reference to this report in accordance with Item 9.01(a) described below.

On February 2, 2018, UFP issued a press release relating to the completion of the Company’s acquisition of Dielectrics.  The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Limitation on Incorporation by Reference.  The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The financial statements of Dielectrics required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be furnished by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated February 2, 2018 of UFP Technologies, Inc. announcing the completion of its acquisition of Dielectrics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP TECHNOLOGIES, INC.

Dated: February 2, 2018	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President